EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on or about April 1, 1998) pertaining to the Stock Option Plan of Law Companies Group, Inc. of our report dated March 26, 1998, with respect to the consolidated financial statements and schedule of Law Companies Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Atlanta, Georgia
March 30, 1998